                                  $150,000,000

                              DI INDUSTRIES, INC.
                                 DRILLERS, INC.
                             DI INTERNATIONAL, INC.
                                DI ENERGY, INC.

                          ___ % SENIOR NOTES DUE 2007

                             UNDERWRITING AGREEMENT



                                                                  June ___, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT SECURITIES CORPORATION
ING BARING (U.S.) SECURITIES, INC.
    as Underwriters
         c/o Donaldson, Lufkin & Jenrette
           Securities Corporation
         277 Park Avenue
         New York, New York 10172

Dear Sirs:

         DI Industries, Inc., a Texas corporation (THE "COMPANY"), proposes to issue and sell $150,000,000 principal amount of its ___ % Senior Notes due 2007 (THE "SECURITIES") to the several underwriters named in Schedule I hereto (THE "UNDERWRITERS"). The Securities will be unconditionally guaranteed on a unsecured senior basis by certain subsidiaries of the Company, Drillers, Inc., a Texas corporation, DI International, Inc., a Texas corporation, and DI Energy, Inc., a Texas corporation (COLLECTIVELY, THE "GUARANTORS"). The Securities are to be issued pursuant to the provisions of an Indenture to be dated as of June __, 1997 (THE "INDENTURE") among the Company, as issuer, the Guarantors, as guarantors, and Texas Commerce Bank National Association, as Trustee (THE "TRUSTEE").

         SECTION 1. Registration Statement and Prospectus. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (THE "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (COLLECTIVELY, THE "ACT"), a registration statement on Form S-3, including a prospectus, relating to the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company and the Guarantors have filed or are required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Securities (a "RULE

462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company and/or the Guarantors with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (COLLECTIVELY, THE "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

         SECTION 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at 97.25% of the principal amount thereof (THE "PURCHASE PRICE").

         The Company hereby confirms its engagement of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. DLJ, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date. The yield on the Securities to be sold to the public shall not be lower than that recommended by the QIU.

         SECTION 3. Terms of Public Offering. The Company and the Guarantors are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 9:00 a.m., New York City time, on June ______, 1997 (THE "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Securities may be varied by agreement among you and the Company.

         Payment of the Purchase Price shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to you for the respective accounts of the several Underwriters of the Securities with any transfer taxes thereon duly paid by the Company. The Securities shall be issued in book-entry form through the facilities of the Depository Trust Company ("DTC"). The Company shall deposit the global certificate representing the Securities with DTC or its designated custodian at the Closing Date, and the Company will deliver such global certificate to the several underwriters by causing DTC to credit the Securities to the respective accounts of the Underwriters with DTC.

         SECTION 5. Agreements of the Company and the Guarantors. The Company and the Guarantors agree with you:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company and the Guarantors are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Guarantors will use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including all documents incorporated therein by reference, as you may reasonably request.

          (c) To prepare the Prospectus in a form approved by you and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (d) Prior to 10:00 a.m., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and as such Underwriter or dealer may reasonably request.

          (e) If during the period specified in Section 5(d), any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements of material facts therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements of material facts in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (f) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not already required to be so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject.

          (g) To mail and make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (h) So long as the Securities are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company, the Guarantors and their respective subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (i) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any Guarantor is listed and such other publicly available information concerning the Company, the Guarantors and their respective subsidiaries as you may reasonably request.

          (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) the costs and charges of any transfer agent, registrar and/or depositary (including the Depository Trust Company), (v) the filing fees for the Underwriters in connection with the review and clearance of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) any fees charged by rating agencies for the rating of the Securities, (vii) the fees of the QIU specified in Section 2 and (viii) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

          (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

          (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and the Guarantors prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          (m) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Securities, to file a Rule 462(b) Registration Statement with the Commission registering the Securities not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantors after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantors after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the (iii) Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantors after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company and the Guarantors are required to file a Rule 462(b) Registration

Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective
(A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (viv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through you expressly for use therein.

          (d) Each of the Company, the Guarantors and their respective subsidiaries has been duly formed or incorporated, is validly existing in good standing under the laws of its jurisdiction of formation or incorporation and has the power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole (A "MATERIAL ADVERSE EFFECT").

          (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

          (f) All of the outstanding shares of capital stock or other equity interests of each of the Guarantors and the other subsidiaries of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and, except for INDRILLERS, L.L.C. which is a 65%-owned subsidiary of the Company, are owned by the Company or a subsidiary, as applicable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than such as may arise out of or in connection with the Bank Credit Facility) (as defined in the Prospectus) and would not have a Material Adverse Effect.

          (g) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (THE "TRUST INDENTURE ACT"), and has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws, now or hereafter in effect, relating to or affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity).

          (h) The Securities have been duly authorized by all necessary corporate action on the part of the Company and Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws, now or hereafter in effect, relating to or affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity).

         (i) The Securities conform, in all material respects, as to legal matters to the description thereof contained in the Prospectus.

         (j) None of the Company, the Guarantors or any of their respective subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that, the violation or default of which would have a Material Adverse Effect, to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries or their respective property is bound.

         (k) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Guarantors, compliance by the Company and the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries or their respective property is bound, except for any such matters of non-compliance, conflict, breaches or defaults that would not have a Material Adverse Effect or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, the Guarantors, any of their respective subsidiaries or their respective property, except for such violations or conflicts, if any, as would not have a Material Adverse Effect.

         (l) There are no legal or governmental proceedings pending or threatened to which the Company, the Guarantors or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (m) None of the Company, the Guarantors or any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (n) Each of the Company, the Guarantors and their respective subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business and is in compliance with all terms and conditions thereof; and no event has occurred which allows or, after notice or lapse of time or both, would allow, revocation or termination of such permits or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are burdensome to the Company, the Guarantors or any of their respective subsidiaries; except where such failure to have, or comply with the terms or conditions of, such permits, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

          (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.

          (p) This Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company and the Guarantors.

          (q) KPMG Peat Marwick LLP are and for the years ended December 31, 1994 and 1995, Deloitte & Touche LLP were independent public accountants with respect to the Company, the Guarantors and their respective subsidiaries as required by the Act.

          (r) The consolidated financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company, the Guarantors and their respective subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (s) Neither the Company nor any of the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

          (u) Since the date of the most recent balance sheet included in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any change having a Material Adverse Effect or any development that could reasonably be expected to have a Material Adverse Effect, (ii) there has not been any material adverse change or any development that could reasonably be expected to have a prospective material adverse change in the capital stock or in the long-term debt of the Company, the Guarantors or any of their respective subsidiaries and (iii) none of Company, the Guarantors or any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

          (v) The Company and the Guarantors have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (w) The Company, the Guarantors and their respective subsidiaries have good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and building held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and building by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (x) The Company, the Guarantors and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Guarantors or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (y) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and have been compiled on the pro forma basis described therein; and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          SECTION 7. Indemification. (a)(i) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (THE "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company and the Guarantors by such Underwriter through you expressly for use therein and (ii) each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (A "QIU INDEMNIFIED PARTY"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors and officers who sign the Registration Statement and any person controlling the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel selected by the indemnifying party that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and that, as a matter of professional responsibility, such counsel is unable to represent both the indemnifying and indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action only if such settlement is (i) effected with its written consent or (ii) effected in good faith without its written consent if the settlement is entered into more than 30 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request unless within 30 days after such reimbursement request is received, the indemnifying party shall have made a good faith written challenge to the reasonableness of the amount or nature of the reimbursement requested or the sufficiency of the documentation supporting the reimbursement requested (which challenge shall set forth the amount or nature of the requested reimbursement which the indemnifying party in good faith believes to be reasonable or the basis for the good faith claim as to the insufficiency of any supporting documentation), in which event this clause (ii) shall apply only if, and to the extent that, such indemnifying party shall not have reimbursed the indemnified party for the amount which is not being so challenged. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantors and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantors and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party, including a QIU Indemnified Party, at law or in equity.

          SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) On or after the date hereof there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating of any of the Company's securities (including, without limitation, the placing of any securities on negative or developing watch or negative or developing outlook) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act.

          (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Thomas P. Richards and T. Scott O'Keefe, in their capacities as the Chief Executive Officer and Chief Financial Officer, respectively, of each of the Company and the Guarantors, confirming the matters set forth in Sections 8(a), 8(b) and 8(c).

          (e) Since the date of the most recent balance sheet in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change having a Material Adverse Effect or any development that could reasonably be expected to have a Material Adverse Effect, (ii) there shall not have been any material adverse change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, the Guarantors or any of their respective subsidiaries and (iii) none of the Company, the Guarantors or any of its subsidiaries shall have incurred any liability or obligation, direct or contingent the effect of which, in any case described in Clause 8(e)(i), (ii) or (iii), in your judgment, is matured and adverse and, in your judgment, makes it impractical to market the Securities on the terms and in the manner contemplated by the Prospectus.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Porter & Hedges L.L.P., counsel for the Company and the Guarantors in substantially the form set forth in Schedule II.

          (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, as to certain matters agreed between you and such counsel.

          (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, and Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) The Securities are rated "____" by Standard & Poor's Corporation and "_____" by Moody's Investors Service, Inc.

          (j) The Company or any Guarantor shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or any Guarantor at or prior to the Closing Date.

          (k) You shall have received an opinion of Venezuelan counsel to the Company substantially in the form attached as Schedule III hereto.

          (l) All conditions precedent to the closing of the Grey Wolf Acquisition (as defined in the Prospectus) shall have been satisfied or waived, except for the payment of the purchase price by the Company, which shall be paid contemporaneously with the Closing.

          SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Guarantors if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole,
(v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and would, in your opinion, make it impracticable or inadvisable to market the Securities.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company to, or the Guarantors c/o, DI Industries, Inc., 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, Attn: Chief Financial Officer, and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York

10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any QIU Indemnified Party, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the Guarantors, the officers or directors of the Company and the Guarantors or any person controlling the Company and the Guarantors, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, QUI Indemnified Parties, the directors and officers of the Company and the Guarantors who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors, the several Underwriters and the QIU.

                                         Very truly yours,

                                         DI INDUSTRIES, INC.

                                         By:
                                         Name:
                                         Title:

                                         DRILLERS, INC.


                                         By:
                                         Name:
                                         Title:

                                         DI INTERNATIONAL, INC.


                                         By:
                                         Name:
                                         Title:

                                         DI ENERGY, INC.

                                         By:
                                         Name:
                                         Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT SECURITIES CORPORATION
ING BARING (U.S.) SECURITIES, INC.
   as Underwriters


By: DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION

By:

Name:

Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
     as Qualified Independent Underwriter

By:

Name:

Title:




                               Signature Page

                                            SCHEDULE I


--------------------------------------------------------    Principal Amount of
                                                                 Securities
                                                              to be Purchased

Underwriters
--------------------------------------------------------
Donaldson, Lufkin & Jenrette Securities Corporation
--------------------------------------------------------
BT Securities Corporation
ING Baring (U.S.) Securities, Inc.
--------------------------------------------------------
--------------------------------------------------------

                                                  Total          $150,000,000
--------------------------------------------------------






3
                               Signature Page